EXHIBIT 16.1

May 29, 2009

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Winland Electronics, Inc's statements included under Item 4.01 of its Form 8-K filed on May 29, 2009 and we agree with such statements concerning our firm.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP